Exhibit 1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-8
*CUSIP:	21988G858	Class	A-1
	21988GAJ5	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 17, 2024.

INTEREST ACCOUNT
Balance as of June 17, 2024	$0.00
Scheduled Income received on securities	$0.00
Unscheduled Income received on securities	$0.00
Rounding Adjustment from Trustee	$0.00
LESS:
Distribution to Class A-1 Holders	$0.00
Distribution to Class A-2 Holders	$0.00
Distribution to Depositor	$0.00
Distribution to Trustee	$0.00
Balance as of June 17, 2024	$0.00

PRINCIPAL ACCOUNT
Balance as of June 17, 2024	$0.00
Scheduled Principal received on securities	$0.00
LESS:
Distribution to Class A-1 Holders	$113,193.79
Balance as of June 17, 2024	$0.00
UNDERLYING SECURITIES HELD AS OF June 17, 2024
UNDERLYING SECURITIES PRINCIPAL BALANCE HELD AS OF ESCROW GM CORP SR 370ESCAV7	$0.00
CERTIFICATE PRINCIPAL OR NOTIONAL BALANCE AS OF June 17, 2024
Lehman ABS Corporation Corporate Backed Trust Certificates Series 2001-8 (General Motors Debenture Backed) Class A-1 CUSIP 21988G858	$0.00
Lehman ABS Corporation Corporate Backed Trust Certificates Series 2001-8 (General Motors Debenture Backed) Class A-2 CUSIP 21988GAJ5	$0.00

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

5

Moody’s Investors Service, Inc.	Standard & Poor’s Rating Services
Structured Derivative Products	55 Water Street
99 Church Street	New York, NY 10041
New York, NY 10007	Fax 212-438-2664
Fax 212-553-0355

Lehman ABS Corporation	Alysia Rodriguez
745 Seventh Avenue	U.S. Bank Trust National Association
New York, New York 10019	100 Wall Street, Suite 1600
Attention: Structured Credit Trading	New York, NY 10005
Facsimile: (201) 524-2080	Fax: 212-361-6155

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of
Corporate Backed Trust Certificates
Series 2001-8 (General Motors Debenture Backed )
CUSIP*	21988G858	Class A-1
CUSIP*	21988GAJ5	Class A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending  6/17/2024

INTEREST ACCOUNT
Balance as of June 17, 2024	$0.00
Scheduled Income received on securities	$0.00
Unscheduled Income received on securities	$0.00
LESS:
Distribution to Class A-1 Holders	$0.00
Distribution to Class A-2 Holders	$0.00
Distribution to Depositor	$0.00
Distribution to Trustee	$0.00
Balance as of June 17, 2024	$0.00

PRINCIPAL ACCOUNT
Balance as of June 17, 2024
Scheduled Principal received on securities	$0.00
LESS:
FINAL Distribution to Holders	$113,193.79
Balance as of June 17, 2024	$0.00
UNDERLYING SECURITIES PRINCIPAL BALANCE HELD AS OF	6/17/2024
ESCROW GM CORP SR 370ESCAV7	0.00
CERTIFICATE PRINCIPAL OR NOTIONAL BALANCE AS OF
Lehman ABS CorporationCorporate Backed Trust CertificatesSeries 2001-8 (General Motors Debenture Backed ) Class A-1 CUSIP 21988G858	$0
Lehman ABS CorporationCorporate Backed Trust CertificatesSeries 2001-8 (General Motors Debenture Backed ) Class A-2 CUSIP 21988GAJ5	$0
U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.